Exhibit 10.1

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

NON-RECOURSE SECURED CONVERTIBLE PROMISSORY NOTE

Effective January 20, 2017

FOR VALUE RECEIVED, Panther Biotechnology, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Rob Estell, an individual and/or permitted assigns (the “Holder”), the aggregate principal amount of $300,000 (the “Principal”), upon the terms and conditions hereinafter set forth. This Non-Recourse Secured Convertible Promissory Note is defined herein as the “Note” or the “Promissory Note”. The “Effective Date” of this Note shall be January 20, 2017. The repayment of this Note is secured by the terms of that certain Security and Pledge Agreement by Company in favor of Holder dated on or around the date hereof (the “Security Agreement”), a copy of which is attached as Exhibit A hereto. Upon the occurrence of any Event of Default by Company hereunder, the Holder may take action to enforce the Security Interest provided for in the Security Agreement in connection with the Collateral (as defined therein) secured by the Security Agreement.

1.               Payment Terms. The Company shall have no obligation to pay the Principal in cash and instead, the Principal amount hereof shall automatically convert into shares of common stock of the Company (“Common Stock”), as set forth in Section 3 hereof. The Principal shall not accrue interest.

2.               Prepayment. This Note may be prepaid by the Company in whole or part by the Company by payment of the Principal outstanding under this Note, or any portion thereof, in cash to Holder at any time.

3.               Automatic Conversions of this Note.

(a)               Beginning on the first Business Day which falls thirty (30) days after the Beginning Conversion Date (the day of such applicable month being defined herein the “Monthly Conversion Day”), and continuing each calendar month thereafter on the first Business Day to occur after the applicable Monthly Conversion Day, until the Principal amount of this Note is (i) fully converted into Common Stock pursuant to this Section 3 or (ii) fully repaid by the Company in cash, a portion of the Principal shall automatically convert into that number of shares of Common Stock as equals the lesser of (A) the Monthly Conversion Amount divided by the Conversion Price; and (B) the Maximum Percentage (each as applicable, a “Monthly Conversion” and the shares of Common Stock issuable in connection with each Monthly Conversion, the “Monthly Shares”). “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Houston, Texas are authorized or required to be closed for business. The “Monthly Conversion Amount” means ten percent (10%) of the total volume of the Company’s Common Stock on the Principal Market for the thirty (30) days prior to such applicable Monthly Conversion Day (as reported by otcmarkets.com or if the Common Stock is not traded on the OTC Market, Nasdaq.com) multiplied by the Conversion Price. The “Conversion Price” equals $0.50 per share of Common Stock. The “Principal Market” means initially the OTC Pink market and shall also include the OTCQB Market, the NASDAQ Capital Market, the New York Stock Exchange, NYSE MKT, or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

1

(b)               The “Beginning Conversion Date” means the earlier to occur of (a) the one year anniversary of the Effective Date; and (b) the date the Company, in its sole discretion, provides.

(c)               On the first Business Day on or following, the second anniversary of the Effective Date, the then remaining Principal amount of this Note shall automatically convert (the “Final Conversion” and together with each Monthly Conversion, a “Conversion”) into that number of shares of Common Stock as equals the remaining Principal balance hereof on such date, divided by the Conversion Price, without regard for the Maximum Percentage (the “Final Shares” and together with the Monthly Shares, the “Shares”).

(d)               Following each Conversion, the Company shall issue to the Holder all Shares which such Holder is due in connection with such Conversion and promptly deliver such Shares to the address of Holder which the Company then has on record. The Shares issuable in connection with a Conversion shall be fully-paid, non-assessable shares of Common Stock. Unless the Holder provides a valid opinion from an attorney stating that such Shares can be issued free of restrictive legend, which shall be determined by the Company in its sole discretion, prior to the issuance date of such Shares, such Shares shall be issued with a restrictive legend.

(e)               Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so Converted, provided further that the Holder’s failure to so deliver this Note shall in no way effect any such Conversion. The Company shall maintain records showing the principal amount so Converted and the dates of such Conversions, so as not to require physical surrender of this Note upon each such Conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is Converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following Conversion of a portion of this Note, the unpaid and unconverted Principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(f)                The Company shall be authorized to take whatever action necessary, if any, following the issuance and delivery of the Shares evidencing the final Conversion of this Note to reflect the cancellation of the Note, which shall not require the approval and/or consent of Holder, and provided that by agreeing to the terms and conditions of this Note and the acceptance of the Note, Holder hereby agrees to release the Company from any and all liability whatsoever in connection with the cancellation of the Note following the final Conversion, regardless of the return to the Company of any documentation representing or evidencing the Note (a “Cancellation”).

2

(g)               Notwithstanding the above, Holder, by accepting this Note hereby covenants that it will, whenever and as reasonably requested by the Company, at its sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Company.

(h)               Conversion calculations pursuant to this Section 3, shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.

(i)                 If the Company at any time or from time to time on or after the Effective Date of the issuance of this Note (the “Original Issuance Date”) effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time on or after the Original Issuance Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased.

(j)                 On the date of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificate(s) (if applicable) for the number of Shares which this Note has been Converted.

(k)               Except in connection with the Final Conversion, which shall not be subject to this Section 3(k), the applicable portion of this Note shall not be convertible during any time that, and only to the extent that, the number of Shares to be issued to Holder upon such Conversion, when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Note, and not including any other securities of the Company held by Holder having a provision substantially similar to this paragraph) at the time of such Conversion, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Conversion of this Note held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”). The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(k) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

4.               Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

(a)               The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Company who has been authorized by a resolution of the Board of Directors to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

3

(b)               This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

5.               Events of Default. If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to the Company, take any and all actions provided for in the Security Agreement. The following events shall constitute events of default (“Events of Default”) under this Note, and/or any other Events of Default defined elsewhere in this Note shall occur:

(a)               the Company shall have breached in any respect any material covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) days following the receipt of written notice of such breach by the Holder to the Company; or

(b)               the Company shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(c)               the Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing and Holder has provided the Company written notice of such Event of Default, Holder may proceed to protect and enforce its rights to the Security Interest in the Collateral as defined in the Security Agreement entered into by the parties together herewith, but shall not have any other rights hereunder or any other recourse against the Company or its assets.

6.               Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

7.               Assignment and Transfer by Holder. If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, in each case subject to applicable law and the availability of an exemption from registration for such transfer, which shall be approved by the Company subject to the Holder providing the Company a legal opinion for such transfer, which opinion shall be reasonably accepted by the Company, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

4

8.               Amendment. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

9.               Governing Law. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

10.           Construction. When used in this Note, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Note unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Note shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Note, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Note are for convenience only, and shall in no manner be construed as part of this Note.

11.           No Third Party Benefit. The provisions and covenants set forth in this Note are made solely for the benefit of the parties to this Note and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Note.

12.           Jurisdiction, Venue and Jury Trial Waiver. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

13.           WAIVER OF JURY TRIAL. THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

5

14.           Non-Recourse. The obligations of the Company under this Note are non-recourse obligations. If the Company fails to comply with any of the provisions of this Note or an Event of Default occurs hereunder, the Holder’s sole remedy shall be to obtain the Collateral (as defined in the Security Agreement), and the Company shall have no further obligation to the Holder under this Note or otherwise. In furtherance thereof, Holder agrees that for payment of this Note it will look solely to the Collateral or such other collateral, if any, it may now or hereafter be given to secure the payment of this Note, and no other assets of the Company shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Holder, or for any payment required to be made under this Note. By accepting this Note, the Holder agrees that the Collateral and the rights thereto if assumed by the Holder upon the default hereof and pursuant to the terms of the Security Agreement shall fully discharge all of the Company’s obligations hereunder.

15.           Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the addresses or facsimile numbers set forth on the signature page hereof or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 15, provided that at least ten (10) days prior written notice shall be given for any change. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

16.           Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

17.           Entire Agreement. This Note and the Security Agreement constitute the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

[Remainder of page left intentionally blank. Signature page follows.]

6

IN WITNESS WHEREOF, the undersigned has caused this Non-Recourse Secured Convertible Promissory Note to be executed and delivered as of the date first above written, to be effective as of the Effective Date set forth above.

“Company”

Panther Biotechnology, Inc.

/s/ Evan Levine

Evan Levine

Chief Executive Officer

Address For Notice:

1517 San Jacinto Street

Houston, Texas 77002

“Holder”

/s/ Rob Estell

Rob Estell

Address For Notice:

4400 Sample Road

Coconut Creek, Florida 33073

7